Exhibit 99.1
Masimo Provides Leadership and Business Updates

Appoints Michelle Brennan as Interim CEO Following Joe Kiani’s Decision to Resign

Continues to Be Committed to Review of Strategic Alternatives for Consumer Businesses, With Assistance From Leading Financial and Legal Advisors

Reaffirms Financial Guidance for Third Quarter 2024
IRVINE, Calif.—Today the Board of Directors (the “Board”) of Masimo (NASDAQ: MASI) a leading global medical innovator, provided a series of leadership and business updates:

Leadership Appointments
Michelle Brennan, a current member of Masimo’s Board, has been appointed interim Chief Executive Officer (“CEO”) following Chairman and CEO Joe Kiani informing the Board of his decision to resign as CEO. After being elected by shareholders at the recent Annual Meeting, Darlene Solomon and Bill Jellison have been officially appointed to the Board. These changes are all effective immediately.
The Board has retained nationally recognized search firm Korn Ferry to assist in CEO succession planning.
Ms. Brennan was elected to the Board in 2023, and previously served as a senior executive at Johnson & Johnson (“J&J”) for more than 30 years, where she oversaw medical device businesses globally as well as consumer pharmaceutical businesses. At J&J, Michelle successfully scaled multiple businesses to achieve market-leading growth and led efforts to invest in innovation that resulted in successful new product launches.
Ms. Brennan commented:
“I am grateful for the trust of the Board and excited by the opportunity to help Masimo continue to grow and lead as an innovation-focused company. As we go through this transition, the Board and management team are excited to learn from and work with our employees, while focusing on ensuring seamless service and support for our customers.”
Consumer Business Review
The Board remains committed to the previously announced review of alternatives for both the consumer audio and consumer healthcare businesses. The Board has engaged Centerview Partners and Morgan Stanley as financial advisors and Sullivan & Cromwell as a legal advisor. The Board looks forward to providing updates in the near-term regarding value-creation initiatives, including this strategic review.
Reaffirming Guidance
For the third quarter of 2024, Masimo is reiterating its non-GAAP financial guidance previously provided on August 6, 2024. Masimo’s previous guidance can be found here.
Chief Financial Officer Micah Young and Chief Operating Officer Bilal Muhsin, added:
“We are excited about the strong momentum of the business and its future prospects for growth. We look forward to providing more details on the upcoming third quarter earnings call next month.”

About Masimo
Masimo (NASDAQ: MASI) is a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, patient monitors, and automation and connectivity solutions. In addition, Masimo Consumer Audio is home to eight legendary audio brands, including Bowers & Wilkins, Denon, Marantz, and Polk Audio. Our mission is to improve life, improve patient outcomes, and reduce the cost of care.
Forward-Looking Statements
This press release includes forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding the review of alternatives for both the consumer audio and healthcare businesses and our earnings guidance. These forward-looking statements are based on current expectations about future events affecting us and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond our control and could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements as a result of various risk factors, including, but not limited to: risks related to our leadership appointments, our assumptions regarding the consumer audio and healthcare business review, the guidance for the third quarter of 2024 and the full year; as well as other factors discussed in the “Risk Factors” section of our most recent reports filed with the Securities and Exchange Commission (“SEC”), which may be obtained for free at the SEC's website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. We do not undertake any obligation to update, amend or clarify these statements or the “Risk Factors” contained in our most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.

Investor Contact	Media Contact
Eli Kammerman	Evan Lamb
(949) 297-7077	(949) 396-3376
ekammerman@masimo.com	elamb@masimo.com